                                                                    EXHIBIT 4(a)


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                 A STOCK COMPANY         LOS ANGELES, CALIFORNIA

CERTIFICATE NUMBER   P9999999999

PARTICIPANT          JOHN DOE

    STATUTORY HOME OFFICE              EXECUTIVE OFFICE                   ANNUITY SERVICE CENTER
2999 NORTH 44TH ST., STE 250         1 SUNAMERICA CENTER                     P. O. BOX 54299
      PHOENIX, AZ 85018           LOS ANGELES, CA 90067-6022            LOS ANGELES, CA 90054-0299

ANCHOR NATIONAL LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "Anchor National") agrees to provide benefits to the Participant under the Group Contract, in accordance with the provisions set forth in this Certificate and in consideration of the Participant's Enrollment Form and Purchase Payments We received.

THIS CERTIFICATE IS EVIDENCE OF COVERAGE UNDER THE GROUP CONTRACT IF A PARTICIPANT ENROLLMENT FORM IS ATTACHED. THE COVERAGE WILL BEGIN AS OF THE CERTIFICATE DATE, SHOWN ON THE CERTIFICATE DATA PAGE.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE INVESTMENTS UNDERLYING THE SUBACCOUNTS YOU CHOOSE.

RIGHT TO EXAMINE - YOU MAY RETURN THIS CERTIFICATE TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CERTIFICATE WAS PURCHASED WITHIN 10 DAYS AFTER YOU RECEIVE IT, IF YOU ARE NOT SATISFIED WITH IT. THE COMPANY WILL REFUND THE CERTIFICATE VALUE ON THE BUSINESS DAY DURING WHICH THE CERTIFICATE IS RECEIVED. UPON SUCH REFUND, THE CERTIFICATE SHALL BE VOID.

For Individual Retirement Annuities, a refund of the Purchase Payment(s) may be required. Therefore, We reserve the right to allocate Your Purchase Payment(s) to the Cash Management Subaccount until the end of the Right To Examine period. Thereafter, allocations will be made as shown on the Certificate Purchase Payment Allocation page.

                  THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY.


    /s/ CHRISTINE A. NIXON                          /s/ JAY S. WINTROB
--------------------------------            ------------------------------------
        Christine A. Nixon                              Jay S. Wintrob
       Assistant Secretary                                President



                               ALLOCATED FIXED AND
                       VARIABLE GROUP ANNUITY CERTIFICATE
                                Nonparticipating

                                TABLE OF CONTENTS

CERTIFICATE DATA PAGE......................................................    PAGE 3

PURCHASE PAYMENT ALLOCATION................................................    PAGE 4

DEFINITIONS................................................................    PAGE 5

PURCHASE PAYMENT PROVISIONS................................................    PAGE 8

ACCUMULATION PROVISIONS....................................................    PAGE 8

CHARGES AND DEDUCTIONS.....................................................    PAGE 9

TRANSFER PROVISION.........................................................   PAGE 10

WITHDRAWAL PROVISION.......................................................   PAGE 10

GENERAL PROVISIONS.........................................................   PAGE 11

DEATH PROVISIONS...........................................................   PAGE 13

ANNUITY PROVISIONS.........................................................   PAGE 15

ANNUITY PAYMENT OPTIONS ...................................................   PAGE 17

FIXED ANNUITY PAYMENT OPTIONS TABLE........................................   PAGE 18

VARIABLE ANNUITY PAYMENT OPTIONS TABLE.....................................   PAGE 21

                              CERTIFICATE DATA PAGE

CERTIFICATE NUMBER:                                ANNUITY SERVICE CENTER:
          P9999999999                              P. O. BOX 54299
                                                   LOS ANGELES, CA 90054-0299

PARTICIPANT:                                       AGE AT ISSUE:
          JOHN DOE                                          35

ANNUITANT:                                         INITIAL PURCHASE PAYMENT:
          JOHN DOE                                          $10,000.00

SPECIFIED ANNUITY DATE:                            CERTIFICATE DATE:
          June 7, 2031                                      June 7, 2001

LATEST ANNUITY DATE:                               MINIMUM GUARANTEE RATE FOR
          June 7, 2061                             FIXED ACCOUNT OPTIONS:
                                                            3.0%

BENEFICIARY:                                       MORTALITY RISK CHARGE:
          As named by You                                   [0.90%]

EXPENSE RISK CHARGE:                               DISTRIBUTION EXPENSE CHARGE:
          [0.35%]                                           [0.15%]

SEPARATE ACCOUNT:
          [Variable Annuity Account Five]

OPTIONAL ELECTIONS                                 OPTIONAL ELECTION CHARGES:
OPTIONAL DEATH BENEFIT ELECTED:                             0.20%
          [Purchase Payment Accumulation]


                                  FOR INQUIRIES
                              [CALL 1-800-445-7862]


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
                           PURCHASE PAYMENT ALLOCATION

                                   Subaccounts

80.00%      Growth Strategy
 0.00%      Moderate Growth Strategy
 0.00%      Balanced Growth Strategy
 0.00%      Conservative Growth Strategy
 0.00%      Large Cap Growth Portfolio
 0.00%      Large Cap Composite Portfolio
 0.00%      Large Cap Value Portfolio
 0.00%      Mid Cap Growth Portfolio
 0.00%      Mid Cap Value Portfolio
 0.00%      Small Cap Portfolio
 0.00%      International Equity Portfolio
 0.00%      Diversified Fixed Income Portfolio
 0.00%      Cash Management Portfolio
 0.00%      Focus Growth Portfolio
 0.00%      Focus Growth and Income Portfolio
 0.00%      Focus Value Portfolio
 0.00%      Focus TechNet Portfolio
 0.00%      Strategic Growth Portfolio
 0.00%      Conservative Growth Portfolio
 0.00%      Balanced  Portfolio
 0.00%      Conservative Balanced Portfolio
 0.00%      Flexible Income Portfolio
 0.00%      Short Term Income Fund
 0.00%      Government Securities Fund
 0.00%      Income Fund Fund
 0.00%      Money Market Fund
 0.00%      Equity Income Fund
 0.00%      Growth & Income Fund
 0.00%      Growth Fund of the Northwest
 0.00%      Growth Fund
 0.00%      Mid Cap Stock Fund
 0.00%      Small Cap Stock Fund
 0.00%      International Growth Fund

                              Fixed Account Options

                       Guarantee                             Initial
                        Period                            Interest Rate
                       ---------                          --------------
  20.00%         1-Year Fixed                                  3.00%
   0.00%         1-Year DCA Fixed
   0.00%         6-Month DCA Fixed

                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Certificate. These terms are capitalized when used in the Certificate. Other capitalized terms in the Certificate refer to the captioned paragraph explaining that particular concept in the Certificate.

ACCUMULATION UNIT

A unit of measurement used to compute the Certificate Value in a Subaccount prior to the Annuity Date.

AGE

Age as of last birthday.

ANNUITANT

The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the annuity benefits under the Certificate. If the Certificate is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin payments to the Payee. This Certificate cannot have Joint Annuitants if it is issued in connection with a tax-qualified retirement plan.

ANNUITY SERVICE CENTER

As specified on the Certificate Data Page.

ANNUITY DATE

The date on which annuity payments ("income payments") to the Payee begin. This date cannot be later than the Latest Annuity Date.

ANNUITY UNIT

A unit of measurement used to compute annuity payments from the Subaccounts.

BENEFICIARY

The Beneficiary is as named by You unless later changed by You in a written request to Us at Our Annuity Service Center.

CERTIFICATE

This Certificate describes Your interest as a Participant under the group annuity contract.

CERTIFICATE DATE

The date Your Certificate is issued, as shown on the Certificate Data Page. It is the date from which Certificate Years and anniversaries are measured.

CERTIFICATE VALUE

The sum of: (1) Your share of the Subaccounts' Accumulation Unit values and (2) the value of amounts allocated to the Fixed Account Options.

CERTIFICATE YEAR

One year starting from the Certificate Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar years.


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
CONTINUATION DATE

The Date on which We receive, at Our Annuity Service Center: (a) the Spousal Beneficiary's written request to continue the Certificate inforce, and (b) Due Proof of Death of the Participant. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

CURRENT INTEREST RATE

The rates of interest declared by Us applicable to allocations of Subsequent Purchase Payments to the Fixed Account Options. The Current Interest Rate will not be less than the Minimum Guarantee Rate as shown on the Certificate Data Page.

DOLLAR COST AVERAGING PROGRAM (DCA)

An optional program under which You authorize the automatic transfer of specified amounts or percentages from the DCA Fixed Account Option(s), the 1-Year Fixed Account Option or any Subaccount(s) into any Subaccount(s) other than the source account. Any portion of a Purchase Payment allocated to the DCA Fixed Account Option(s) must be transferred out within the specified DCA Fixed Account Option Period. Upon termination of a DCA Program or annuitization, any amounts remaining in the DCA Fixed Account Options will be transferred to the 1-Year Fixed Account Option. The unit values credited and applied to Your Certificate are determined on each date of transfer.

FIXED ACCOUNT OPTIONS

The investment options under this Certificate that are credited with a fixed rate of interest declared by the Company. All amounts allocated to the Fixed Account Options become part of the Company's general asset account. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The Fixed Account Options for this Certificate are shown on page 4.

FIXED ANNUITY

A series of periodic annuity payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account.

GUARANTEE PERIOD

The period for which either the Initial Interest Rate, the Current Interest Rate or the Renewal Interest Rate is credited to the amounts allocated to the Fixed Account Options.

INITIAL INTEREST RATE

The rate(s) of interest credited to any portion of the Initial Purchase Payment allocated to the Fixed Account Option(s), as described in the Accumulation Provisions section. The Initial Interest Rate(s) for this Certificate is/are listed on page 4. The Initial Interest Rate may not be less than the Minimum Guaranteed Rate as shown on the Certificate Data Page.

IRC

The Internal Revenue Code of 1986 or as it may be amended or superseded.

JOINT PARTICIPANT

If Joint Participants are named, they must be spouses. Each Joint Participant has an equal ownership interest in the Certificate unless We are advised otherwise in writing.

NYSE

New York Stock Exchange.

PARTICIPANT

The person or entity named in the Certificate who is entitled to exercise all rights and privileges of ownership under the Certificate. Participant means both Joint Participants if applicable.

PAYEE

The person receiving payment of annuity benefits under this Certificate.

PURCHASE PAYMENTS

Payments in U.S. currency made by or on behalf of the Participant to the Company for the Certificate.

RENEWAL INTEREST RATE

The rate(s) of interest declared by Us applicable to transfers from the Subaccounts and/or Fixed Account Option(s) into the 1-Year Fixed Account Option and to amounts previously allocated to the 1-Year Fixed Account Option wherein the Guarantee Period has expired. The Renewal Interest Rate may not be less than the Minimum Guaranteed Rate as shown on the Certificate Data Page.

SEPARATE ACCOUNT

The segregated asset account named on the Certificate Data Page. The Separate Account consists of several Subaccounts each investing in shares of the Underlying Fund(s) of the trust(s). The assets of the Separate Account are not commingled with the general assets and liabilities of the Company. Each Subaccount is not chargeable with liabilities arising out of any other Subaccount. The value of amounts allocated to the Subaccounts of the Separate Account is not guaranteed.

SPECIFIED ANNUITY DATE

The anticipated Annuity Date specified by You as shown on Certificate Data page
3. This date may be changed by You in writing prior to the Annuity Date, but in no event can it be later than the Latest Annuity Date. If this date is not specified, it will be the Latest Annuity Date.

SPOUSAL BENEFICIARY

The deceased Participant's surviving spouse who is designated as the primary Beneficiary and may continue the Certificate as the Participant on the Continuation Date.

SUBACCOUNT

One or more divisions of the Separate Account, which provides for the variable investment options available under this Certificate. Each Subaccount has its own investment objective and is invested in the Underlying Funds of the trusts. A Subaccount is not chargeable with liabilities arising out of any other Subaccount. The available Subaccounts are shown on page 4. Additional Subaccounts may become available in the future.

SUBSEQUENT PURCHASE PAYMENTS

Purchase Payments made subsequent to the Initial Purchase Payment.

UNDERLYING FUND

The variable investment options in which the corresponding Subaccount(s) invest.

VARIABLE ANNUITY

A series of periodic annuity payments, which vary in amount according to the investment experience of one or more Subaccounts, as selected by You.

WE, OUR, US, THE COMPANY

Anchor National Life Insurance Company.

YOU, YOUR

The Participant.

                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

Purchase Payments are flexible. This means that, subject to Company declared minimums and maximums, You may change the amounts, frequency and/or timing of Purchase Payments. Purchase Payments will be allocated to the Fixed Account Options and/or one or more Subaccounts in accordance with instructions from You. We reserve the right to specify the minimum Purchase Payment that may be allocated to a Subaccount or a Fixed Account Option under the Certificate.

SUBSTITUTION OF INVESTMENT PORTFOLIOS

If: (a) the shares of the underlying investment portfolios in which the Subaccounts invest should no longer be available for investment by the Separate Account; or (b) in the judgment of the Board of Trustees further investment in the shares of an investment portfolio is no longer appropriate in view of the purpose of the Certificate, then We may substitute shares of another underlying investment series, for shares already purchased, or to be purchased in the future by Purchase Payments under the Certificate. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under such requirements as it may impose.

                             ACCUMULATION PROVISIONS

SEPARATE ACCOUNT ACCUMULATION VALUE

The Separate Account Accumulation Value under the Certificate shall be the sum of the values of the Accumulation Units held in the Subaccounts for the Participant.

NUMBER OF ACCUMULATION UNITS

Your Certificate is credited with Accumulation Units of the Separate Account when amounts are allocated to the Subaccounts. For that portion of each Purchase Payment and/or transfer amount allocated to a Subaccount, the number of Accumulation Units credited is equal to the sum of each Purchase Payment and/or transfer amount allocated to that Subaccount, reduced by premium taxes, if any:

Divided by

The Accumulation Unit value for that Subaccount for the NYSE business day on which the Purchase Payment or transfer amount is allocated.

The number of Accumulation Units will be reduced for withdrawals of Certificate Value, annuitizations and amounts transferred out of a Subaccount. Reductions will be made as of the end of the NYSE business day in which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)

The AUV of a Subaccount for any NYSE business day is calculated by subtracting
(2) from (1) and dividing the result by (3) where:

(1) is the total value at the end of the given NYSE business day of the assets attributable to the Accumulation Units of the Subaccount minus the total liabilities;

(2) is the cumulative unpaid charge for assumption of Expense Risk, Distribution Expense and Mortality Risk charges (See CHARGES AND DEDUCTIONS);

(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE

Under a Certificate, the Fixed Account Accumulation Value shall be the sum of all monies allocated or transferred to the Fixed Account Option(s), reduced by any applicable premium taxes, plus all interest credited on the Fixed Account Option(s) during the period that the Certificate has been in effect. This amount shall be adjusted for withdrawals, annuitizations and transfers. The Fixed Account Accumulation Value shall not be less than the minimum values required by law in the state where this Certificate is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING

Any amounts allocated to the Fixed Account Options from the Initial Purchase Payment will earn interest at the Initial Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Subsequent Purchase Payments, if any, allocated to the Fixed Account Option(s) will earn interest at the Current Interest Rate for the Fixed Account Option(s) selected for the specified Fixed Account Option period.

Amounts transferred or renewing in the 1-Year Fixed Account Option will earn interest at the Renewal Interest Rate for that Fixed Account Option for a one-year Guarantee Period.

If You are participating in the DCA program, Purchase Payments may be allocated to a DCA Fixed Account Option, the 1-Year Fixed Account Option or a Subaccount. Upon termination of the DCA program or annuitization, any amounts remaining in the DCA Fixed Account Options will be automatically transferred to the 1-Year Fixed Account Option. Such amounts will earn interest at the Renewal Interest Rate for the 1-Year Fixed Account Option.

                             CHARGES AND DEDUCTIONS

We will deduct the following charges from the Certificate:

EXPENSE RISK CHARGE

This charge, as shown on the Certificate Data Page, on an annualized basis, equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Certificate is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the expense risks under the Certificate.

DISTRIBUTION EXPENSE CHARGE

This charge, as shown on the Certificate Data Page, on an annualized basis, equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Certificate is allocated. We subtract this charge daily. This charge is to compensate Us for distribution expenses associated with the Certificate.

MORTALITY RISK CHARGE

This charge, as shown on the Certificate Data Page, on an annualized basis, equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Certificate is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the mortality risks under the Certificate.

                               TRANSFER PROVISION

Prior to the Annuity Date, You may transfer all or part of Your Certificate Value from any Subaccount to any of the Subaccounts or the 1-Year Fixed Account Option or from the 1-Year Fixed Account Option to any of the Subaccounts. We reserve the right to charge a fee for transfers if the number of transfers exceeds the limit specified by Us. The minimum amount that can be transferred and the amount that can remain in a Subaccount or a Fixed Account Option are subject to Company limits.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS BETWEEN SUBACCOUNTS

Prior to and after the Annuity Date, You may transfer all or a portion of Your Certificate Value from one Subaccount to another Subaccount. Before the Annuity Date, a transfer will result in the redemption of Accumulation Units in a Subaccount and the purchase of Accumulation Units in the other Subaccount(s). After the Annuity Date, a transfer will result in the redemption of Annuity Units in a Subaccount and the purchase of Annuity Units in the other Subaccount(s). Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

TRANSFERS OF ACCUMULATION UNITS TO AND FROM THE FIXED ACCOUNT

Prior to the Annuity Date, You may transfer all or any part of Your Certificate Value from the Subaccount(s) to the 1-Year Fixed Account Option or from the 1-Year Fixed Account Option to the Subaccount(s) of the Certificate.

After the Annuity Date, transfers into or out of the 1-Year Fixed Account Option are not allowed.

                              WITHDRAWAL PROVISION

On or before the Annuity Date and while the Participant is living, You may withdraw all or part of Your Certificate Value under this Certificate by informing Us at Our Annuity Service Center. For a full withdrawal, this Certificate must be returned to Our Annuity Service Center. The minimum amount that can be withdrawn and the amount remaining after withdrawal are subject to Company limits.

Without a written notice to the contrary, withdrawals will be deducted from the Certificate Value in proportion to their allocation among the Fixed Account Options and the Subaccounts. Withdrawals will be based on values at the end of the NYSE business day in which the request for withdrawal and the Certificate (in the case of a full withdrawal), are received at the Annuity Service Center. Unless the

SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS section is in effect, payment of withdrawals will be made within seven calendar days.

                               GENERAL PROVISIONS

ENTIRE CONTRACT

The entire contract between You and Us consists of the group annuity contract, the group annuity application, the Participant Enrollment Form as completed by You at the time of purchase, this Certificate and any attached endorsement(s). An agent cannot change the terms or conditions of this Certificate. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT

If the Participant is an individual, the Participant may change the Annuitant at any time prior to the Annuity Date. To make a change, the Participant must send a written notice to Us at least 30 days before the Annuity Date. If the Participant is not an individual, the Participant may not change the Annuitant.

DEATH OF ANNUITANT

If the Participant and Annuitant are different and the Annuitant dies before the Annuity Date, the Participant becomes the Annuitant until such time as the Participant elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant prior to the Annuity Date, the Participant may elect a new Joint Annuitant. However, if the Participant is a non-natural person, We will treat the death of any Annuitant as the death of the "primary Annuitant" and as the death of the Participant, see DEATH PROVISIONS.

MISSTATEMENT OF AGE OR SEX

If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the Fixed Annuity Payment Options, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Annuity Payment Options, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Subaccounts will be deducted from the next payment(s) due. Any underpayment from the Subaccounts will be paid in full with the next payment due.

PROOF OF AGE, SEX, OR SURVIVAL

The Company may require satisfactory proof of correct Age or sex at any time. If any payment under this Certificate depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

DEFERMENT OF PAYMENTS

We may defer making payments from the Fixed Account Options for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS

We may suspend or postpone any payments from the Subaccounts if any of the following occur:

(a)   the NYSE is closed,

(b)   trading on the NYSE is restricted,

(c) an emergency exists such that it is not reasonably practical to dispose of or determine the value of the assets held in a Subaccount, or

(d) the Securities and Exchange Commission, by order, so permits for the protection of Participants.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

CONFORMITY WITH STATE LAWS

The provisions of this Certificate will be interpreted by the laws of the state in which the enrollment form was signed or such other state as is required by law. Any provision which, on the Certificate Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW

If the laws governing this Certificate or the taxation of benefits under the Certificate change, We reserve the right to amend this Certificate to comply with these changes.

ASSIGNMENT

You may assign this Certificate before the Annuity Date, but We will not be bound by an assignment unless it is received by Us in writing. Your rights and those of any other person referred to in this Certificate will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment.

CLAIMS OF CREDITORS

To the extent permitted by law, no rights or proceeds payable under this Certificate will be subject to claims of creditors or legal process.

PREMIUM TAXES AND OTHER TAXES

The Company may deduct from Your Certificate Value any premium tax and/or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE

Any notice We send to You will be sent to Your address shown in the Participant Enrollment Form unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, at the address specified on the Certificate Data Page.

PERIODIC REPORTS

During each Certificate Year, We will send You quarterly statements of the account activity of the Certificate as well as confirmation reports after each financial transaction. The statement will include all transactions which have occurred during the quarterly accounting period shown on the statement.

INCONTESTABILITY

This Certificate will be incontestable from the Certificate Date.

NONPARTICIPATING

This Certificate does not share in Our surplus.

                                DEATH PROVISIONS

Notwithstanding any provision of this Certificate to the contrary, all payments of benefits under this Certificate will be made in a manner that satisfies IRC
Section 72(s), as amended from time to time. If the Certificate is owned by a trust or other non-natural person, We will treat the death of the Annuitant as the death of the "primary Annuitant", as defined in IRC Section 72(s)(6), and as the death of any Participant.

DUE PROOF OF DEATH

Due Proof of Death means:

            1.    a certified copy of a death certificate; or

            2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

            3. a written statement by a medical doctor who attended the deceased Participant at the time of death; or

            4.    any other proof satisfactory to Us.

DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE

We will pay a death benefit to the Beneficiary upon Our receiving: (a) due proof that the Participant died before the Annuity Date, and (b) an election form specifying the payment option. If no election form is received within 60 days of Our receipt of Due Proof of Death, the death benefit will be paid in accordance with payment option 1 below. Unless You have previously designated a payment option on behalf of the Beneficiary, the Beneficiary must select one of the following payment options:

1. Immediately collect the death benefit in a lump sum. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments and death; or

2. Collect the death benefit in the form of one of the Annuity Payment Options. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this death benefit option must commence within one year after the Participant's death, otherwise, the death benefit will be paid in accordance with death benefit option 1; or

3. If eligible, continue the Certificate as a Spousal Beneficiary. On the Continuation Date, We will contribute to the Certificate any amount by which the Death Benefit exceeds the Certificate Value, calculated as of the Participant's date of death. This amount is not considered a Purchase Payment. If an amount is contributed on the Continuation Date, then upon death of the Spousal

      Beneficiary the subsequent death benefit will be calculated as if the Certificate was issued to the Spousal Beneficiary on the Continuation Date. Otherwise, the death benefit payable upon death of the Spousal Beneficiary will be calculated as if the Certificate was issued to the Spousal Beneficiary on the original Certificate Date.

      The Spousal Beneficiary cannot change any death benefit option specified on the Certificate Data Page. Upon the Spousal Beneficiary's death, the entire interest of the Certificate must be distributed immediately under option 1 or 2 as provided under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

In any event, the entire interest in the Certificate will be distributed within five years from the date of death of the Participant unless payment option 2 or 3 above as provided under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

AMOUNT OF DEATH BENEFIT

Before You attain age 75 the amount of the death benefit is equal to the greater of:

1. the Certificate Value at the end of the NYSE business day during which We receive, at Our Annuity Service Center, due proof of the Participant's death and an election of the type of payment to be made; Or

2. Purchase Payments, reduced for partial withdrawals (including any charges applicable to such withdrawals), in the same proportion that the Certificate Value was reduced on the date of any such withdrawals, compounded until the date of death at 3% interest, plus any Purchase Payments recorded after the date of death; and reduced for any partial withdrawals (including any charges applicable to such withdrawals), in the same proportion that the Certificate Value was reduced on the date of any such withdrawals recorded after the date of death.

After You attain age 75, the death benefit will be the greater of:

1. the Certificate Value at the end of the NYSE business day during which We receive, at Our Annuity Service Center, due proof of the Participant's death and an election of the type of payment to be made; Or

2. Purchase Payments reduced for partial withdrawals (including any charges applicable to such withdrawals), in the same proportion that the Certificate Value was reduced on the date of any such withdrawals, compounded until the attainment of age 75 at 3% interest, plus any Purchase Payments recorded after the attainment of age 75; and reduced for any partial withdrawals (including any charges applicable to such withdrawals), in the same proportion that the Certificate Value was reduced on the date of any such withdrawals recorded after the attainment of age 75.

DEATH OF PARTICIPANT OR ANNUITANT ON OR AFTER THE ANNUITY DATE

If the Participant or Annuitant dies on or after the Annuity Date and before the entire interest in the Certificate has been distributed, We will pay the remaining portion of the interest of the Certificate as under the Annuity Payment Option being distributed on the date of death upon Our receipt of Due Proof of Death. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.

BENEFICIARY

The Beneficiary is selected by the Participant. While (a) the Participant is living; and (b) before the Annuity Date, the Participant may change the Beneficiary by written notice in a form satisfactory to Us.

A change in Beneficiary will take effect on the date the notice of change was signed. Such change, however, will not apply to any payment or action taken by Us before the notice was received at Our Annuity Service Center. If two or more persons are named, (a) those surviving the Participant will share equally unless otherwise stated; and (b) the Beneficiaries must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE. If the Annuitant survives the Participant, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Participants, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Participant is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designated will be treated as a contingent Beneficiary.

If the Participant is also the Annuitant and there are no surviving Beneficiaries at the death of the Participant, the death benefit will be paid to the estate of the Participant in accordance with option 1, under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

                               ANNUITY PROVISIONS

ANNUITY DATE

The Participant specifies an anticipated Annuity Date (the date on which annuity payments are to begin). The date provided by the Participant to Us at the time of application is shown on Data Page 3 as the Specified Annuity Date. The Participant may change the Specified Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to the Company at Our Annuity Service Center. The Annuity Date must always be the first day of the calendar month and must be at least two years after the Certificate Date, but not beyond the later of the Participant's 95th birthday or ten years after the Certificate Date. If the Participant is a non-natural person, the latest annuity date is the later of the Annuitant's 95th birthday or ten years after the Certificate Date. If no Annuity Date is specified, the Annuity Date will be the latest Annuity Date, as set by the Company.

PAYMENTS TO PARTICIPANT

Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

FIXED ANNUITY PAYMENTS

If a Fixed Annuity payment option has been elected, the proceeds payable under this Certificate less any applicable premium taxes, shall be applied to the payment of the Fixed Annuity payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables in the Certificate. In no event will the Fixed Annuity payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS

The amount of each Fixed Annuity payment will be determined by applying the portion of the Certificate Value allocated to the Fixed Account Option less any applicable premium taxes to the annuity table applicable to the Fixed Annuity payment option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS

(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuity payment will be determined by applying the portion of the Certificate Value allocated to the Subaccounts, less any applicable premium taxes, to the annuity table applicable to the Variable Annuity payment option chosen. If the Certificate Value is allocated to more than one Subaccount, the value of Your interest in each Subaccount is applied separately to the Variable Annuity payment option table to determine the amount of the first annuity payment attributable to each Subaccount.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Subaccount is the amount of the first annuity payment attributable to that Subaccount divided by the value of the applicable Annuity Unit for that Subaccount as of the Annuity Date. The number will not change as a result of investment experience.

(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The value of an Annuity Unit may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Subaccount is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Subaccount for the last NYSE business day of the current month.

The Net Investment Factor for any Subaccount for a certain month is determined by dividing (1) by (2) where:

            (1) the Accumulation Unit Value of the Subaccount determined as of the last business day at the end of that month;

            (2) the Accumulation Unit Value of the Subaccount determined as of the last business day at the end of the preceding month.

The result is then multiplied by a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuity payment, payments will vary in amount according to the investment performance of the applicable Subaccount(s) to which Your Purchase Payments are allocated. The amount may change from month to month. The amount of each subsequent payment for each Subaccount is:

The number of Annuity Units for each Subaccount as determined for the first annuity payment

Multiplied by

The value of an Annuity Unit for that Subaccount at the end of the month immediately preceding the month in which payment is due.

We guarantee that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.

                             ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Certificate to the Company at its Annuity Service Center, the Certificate Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Certificate Date, and prior to the Annuity Date, You can choose one of the options described below. If no option has been elected by the Annuity Date, You will automatically receive Option 4 below with 120 monthly payments guaranteed.

OPTIONS 1 & 1v - LIFE ANNUITY, LIFETIME MONTHLY PAYMENTS GUARANTEED

Payments payable to a Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2v - JOINT AND SURVIVOR LIFE ANNUITY

Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3v - JOINT AND SURVIVOR LIFE ANNUITY - 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments are payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, payments have been made for less than 120 or 240 monthly periods, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 4 & 4v - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 120 or 240 monthly periods, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 5 & 5v - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

Payments are payable to the Payee for any specified period of time of five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve-month periods. In the event of death of the Annuitant, any remaining annuity payments will be continued to the Beneficiary. If Variable Annuity Payments are elected under this Annuity Payment Option, any remaining guaranteed Variable Annuity payments may be redeemed for a discounted value determined by Us.

                       FIXED ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and a guaranteed interest rate of 3%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Fixed Annuity Payment Options Table does not include any applicable premium tax.

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                                                                OPTION 4                          OPTION 4
                              OPTION 1                        LIFE ANNUITY                      LIFE ANNUITY
                            LIFE ANNUITY               (w/120 PAYMENTS GUARANTEED)       (w/240 PAYMENTS GUARANTEED)
    AGE OF             ----------------------          --------------------------        ---------------------------
   ANNUITANT           MALE            FEMALE            MALE            FEMALE            MALE            FEMALE
   ---------           ----            ------            ----            ------            ----            ------
      55               4.23             3.84             4.19             3.82             4.05             3.76
      56               4.32             3.91             4.27             3.88             4.11             3.81
      57               4.41             3.98             4.35             3.95             4.17             3.87
      58               4.51             4.05             4.44             4.02             4.24             3.93
      59               4.61             4.13             4.54             4.10             4.31             4.00
      60               4.72             4.22             4.64             4.18             4.37             4.06
      61               4.84             4.31             4.74             4.27             4.44             4.13
      62               4.96             4.40             4.85             4.36             4.51             4.20
      63               5.10             4.51             4.97             4.45             4.58             4.27
      64               5.24             4.62             5.10             4.55             4.65             4.35
      65               5.40             4.73             5.22             4.66             4.72             4.42
      66               5.56             4.86             5.36             4.78             4.79             4.50
      67               5.74             4.99             5.50             4.90             4.86             4.57
      68               5.93             5.14             5.65             5.02             4.92             4.65
      69               6.13             5.29             5.80             5.16             4.99             4.73
      70               6.35             5.46             5.96             5.30             5.05             4.80
      71               6.58             5.64             6.13             5.46             5.10             4.88
      72               6.82             5.84             6.29             5.62             5.16             4.95
      73               7.08             6.05             6.47             5.78             5.20             5.02
      74               7.36             6.28             6.64             5.96             5.25             5.08
      75               7.66             6.53             6.82             6.14             5.29             5.14
      76               7.98             6.80             7.00             6.33             5.33             5.19
      77               8.33             7.09             7.19             6.53             5.36             5.24
      78               8.69             7.41             7.37             6.73             5.39             5.29
      79               9.09             7.75             7.55             6.94             5.41             5.33
      80               9.51             8.11             7.73             7.14             5.43             5.36
      81               9.97             8.51             7.91             7.35             5.45             5.39
      82              10.45             8.94             8.08             7.55             5.47             5.42
      83              10.97             9.41             8.24             7.76             5.48             5.44
      84              11.52             9.92             8.40             7.95             5.49             5.46
      85              12.10            10.47             8.54             8.13             5.50             5.48

              OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

     AGE OF                                               AGE OF FEMALE ANNUITANT
      MALE                --------------------------------------------------------------------------------------
    ANNUITANT              55            60            65            70           75           80            85
    ---------             ----          ----          ----          ----         ----         ----          ----
        55                3.54          3.69          3.84          3.96         4.06         4.13          4.17
        60                3.63          3.83          4.04          4.23         4.39         4.52          4.60
        65                3.70          3.95          4.23          4.51         4.78         5.00          5.16
        70                3.75          4.04          4.39          4.78         5.18         5.56          5.85
        75                3.78          4.11          4.51          5.01         5.57         6.14          6.65
        80                3.81          4.15          4.60          5.18         5.89         6.70          7.52
        85                3.82          4.18          4.66          5.30         6.14         7.18          8.35

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (w/120 PAYMENTS GUARANTEED)

     AGE OF                                              AGE OF FEMALE ANNUITANT
      MALE                --------------------------------------------------------------------------------------
    ANNUITANT              55            60            65            70           75           80            85
    ---------             ----          ----          ----          ----         ----         ----          ----
        55                3.54          3.69          3.83          3.96         4.05         4.12          4.16
        60                3.63          3.83          4.03          4.22         4.38         4.50          4.57
        65                3.70          3.95          4.22          4.50         4.76         4.97          5.10
        70                3.75          4.04          4.38          4.76         5.15         5.48          5.72
        75                3.78          4.10          4.50          4.98         5.50         6.00          6.40
        80                3.80          4.14          4.58          5.13         5.78         6.46          7.04
        85                3.81          4.16          4.62          5.22         5.97         6.80          7.55

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (w/240 PAYMENTS GUARANTEED)

      AGE OF                                              AGE OF FEMALE ANNUITANT
       MALE               --------------------------------------------------------------------------------------
     ANNUITANT             55            60            65            70           75           80            85
     ---------            ----          ----          ----          ----         ----         ----          ----
        55                3.53          3.68          3.81          3.92         3.99         4.03          4.04
        60                3.62          3.81          4.00          4.16         4.27         4.34          4.37
        65                3.68          3.92          4.16          4.39         4.56         4.66          4.71
        70                3.72          3.99          4.29          4.58         4.81         4.96          5.03
        75                3.74          4.03          4.36          4.70         4.99         5.17          5.26
        80                3.75          4.05          4.40          4.77         5.09         5.30          5.40
        85                3.76          4.06          4.42          4.80         5.13         5.35          5.46

              OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD

      NUMBER            MONTHLY        NUMBER        MONTHLY       NUMBER       MONTHLY      NUMBER       MONTHLY
     OF YEARS           PAYMENT       OF YEARS       PAYMENT      OF YEARS      PAYMENT     OF YEARS      PAYMENT
     --------           -------       --------       -------      --------      -------     --------      -------
                                         10           9.61           17          6.23          24           4.84
                                         11           8.86           18          5.96          25           4.71
        5                17.91           12           8.24           19          5.73          26           4.59
        6                15.14           13           7.71           20          5.51          27           4.47
        7                13.16           14           7.26           21          5.32          28           4.37
        8                11.68           15           6.87           22          5.15          29           4.27
        9                10.53           16           6.53           23          4.99          30           4.18

                     VARIABLE ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and an effective annual Assumed Investment Rate of 3.5%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Variable Annuity Payment Options Table does not include any applicable premium tax.

            OPTIONS 1v& 4v - TABLE OF MONTHLY INSTALLMENTS PER $1,000 (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                                                             OPTION 4v                          OPTION 4v
                           OPTION 1v                        LIFE ANNUITY                      LIFE ANNUITY
                         LIFE ANNUITY                (w/120 PAYMENTS GUARANTEED)       (w/240 PAYMENTS GUARANTEED)
   AGE OF            ----------------------          ---------------------------       ---------------------------
  ANNUITANT          MALE            FEMALE            MALE             FEMALE            MALE            FEMALE
  ---------          ----            ------          -------            ------         ---------          ------
     55              4.53             4.13             4.48              4.11             4.33             4.05
     56              4.62             4.20             4.56              4.18             4.39             4.10
     57              4.71             4.27             4.64              4.24             4.45             4.16
     58              4.80             4.34             4.73              4.31             4.52             4.22
     59              4.90             4.42             4.82              4.39             4.58             4.28
     60              5.01             4.51             4.92              4.47             4.65             4.34
     61              5.13             4.60             5.03              4.55             4.71             4.41
     62              5.26             4.69             5.14              4.64             4.78             4.48
     63              5.39             4.80             5.25              4.74             4.85             4.55
     64              5.54             4.91             5.38              4.84             4.92             4.62
     65              5.69             5.02             5.51              4.94             4.99             4.69
     66              5.86             5.15             5.64              5.06             5.05             4.77
     67              6.03             5.28             5.78              5.18             5.12             4.84
     68              6.22             5.43             5.93              5.30             5.18             4.92
     69              6.43             5.58             6.08              5.44             5.24             4.99
     70              6.64             5.75             6.23              5.58             5.30             5.06
     71              6.87             5.93             6.40              5.73             5.36             5.14
     72              7.12             6.13             6.56              5.89             5.41             5.21
     73              7.38             6.34             6.73              6.06             5.46             5.27
     74              7.66             6.57             6.91              6.23             5.50             5.33
     75              7.96             6.82             7.09              6.41             5.54             5.39
     76              8.28             7.09             7.27              6.60             5.57             5.44
     77              8.63             7.38             7.45              6.79             5.61             5.49
     78              9.00             7.70             7.63              6.99             5.63             5.54
     79              9.40             8.04             7.81              7.19             5.66             5.58
     80              9.82             8.41             7.98              7.40             5.68             5.61
     81             10.28             8.81             8.16              7.60             5.70             5.64
     82             10.76             9.24             8.32              7.81             5.71             5.66
     83             11.28             9.71             8.48              8.00             5.72             5.69
     84             11.83            10.23             8.64              8.19             5.73             5.70
     85             12.42            10.78             8.78              8.38             5.74             5.72

              OPTION 2v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

   AGE OF                                             AGE OF FEMALE ANNUITANT
    MALE              -----------------------------------------------------------------------------------------
  ANNUITANT            55             60             65           70            75            80            85
  ---------           ----           ----           ----         ----          ----          ----          ----
      55              3.83           3.98           4.12         4.24          4.34          4.42          4.46
      60              3.92           4.11           4.32         4.51          4.67          4.80          4.89
      65              3.99           4.23           4.50         4.79          5.05          5.28          5.44
      70              4.04           4.33           4.67         5.05          5.46          5.83          6.13
      75              4.07           4.39           4.79         5.28          5.84          6.41          6.93
      80              4.10           4.44           4.88         5.45          6.16          6.97          7.79
      85              4.11           4.47           4.94         5.57          6.41          7.45          8.61

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (w/120 PAYMENTS GUARANTEED)

   AGE OF                                             AGE OF FEMALE ANNUITANT
    MALE              -----------------------------------------------------------------------------------------
  ANNUITANT            55             60             65           70            75            80            85
  ---------           ----           ----           ----         ----          ----          ----          ----
      55              3.83           3.98           4.12         4.24          4.34          4.40          4.45
      60              3.92           4.11           4.31         4.50          4.66          4.78          4.86
      65              3.99           4.23           4.50         4.78          5.03          5.24          5.38
      70              4.04           4.32           4.66         5.03          5.41          5.75          5.99
      75              4.07           4.38           4.78         5.25          5.77          6.26          6.66
      80              4.09           4.43           4.86         5.40          6.05          6.72          7.29
      85              4.10           4.45           4.90         5.50          6.24          7.05          7.80

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (w/240 PAYMENTS GUARANTEED)

   AGE OF                                             AGE OF FEMALE ANNUITANT
    MALE              ---------------------------------------------------------------------------------------
  ANNUITANT            55             60             65           70           75           80            85
  ---------           ----           ----           ----         ----         ----         ----          ----
     55               3.82           3.97          4.10          4.20         4.27         4.31          4.33
     60               3.91           4.09          4.28          4.44         4.55         4.61          4.64
     65               3.97           4.20          4.44          4.66         4.83         4.93          4.97
     70               4.01           4.27          4.56          4.84         5.07         5.21          5.28
     75               4.03           4.31          4.64          4.97         5.25         5.42          5.51
     80               4.04           4.33          4.67          5.03         5.34         5.55          5.65
     85               4.05           4.34          4.69          5.06         5.38         5.60          5.70

              OPTION 5v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD

    NUMBER           MONTHLY        NUMBER        MONTHLY       NUMBER        MONTHLY       NUMBER       MONTHLY
   OF YEARS          PAYMENT       OF YEARS       PAYMENT      OF YEARS       PAYMENT      OF YEARS      PAYMENT
   --------          -------       --------       -------      --------       -------      --------      -------
                                      10            9.83          17           6.47           24           5.09
                                      11            9.09          18           6.20           25           4.96
       5              18.12           12            8.46          19           5.97           26           4.84
       6              15.35           13            7.94          20           5.75           27           4.73
       7              13.38           14            7.49          21           5.56           28           4.63
       8              11.90           15            7.10          22           5.39           29           4.53
       9              10.75           16            6.76          23           5.24           30           4.45

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA



                               ALLOCATED FIXED AND
                       VARIABLE GROUP ANNUITY CERTIFICATE
                                Nonparticipating

                                                                    EXHIBIT 4(a)


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                  A STOCK COMPANY     LOS ANGELES, CALIFORNIA

CONTRACT NUMBER   P9999999999

OWNER             JOHN DOE

          STATUTORY HOME OFFICE                      EXECUTIVE OFFICE                   ANNUITY SERVICE CENTER
      2999 NORTH 44TH ST., STE 250                 1 SUNAMERICA CENTER                      P.O. BOX 54299
            PHOENIX, AZ 85018                   LOS ANGELES, CA 90067-6022            LOS ANGELES, CA 90054-0299

ANCHOR NATIONAL LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "Anchor National") agrees to provide benefits to the Owner in accordance with the provisions set forth in this Contract and in consideration of the Application and Purchase Payments We received.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE INVESTMENTS UNDERLYING THE SUBACCOUNTS YOU CHOOSE.

RIGHT TO EXAMINE - YOU MAY RETURN THIS CONTRACT TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CONTRACT WAS PURCHASED WITHIN 10 DAYS AFTER YOU RECEIVE IT, IF YOU ARE NOT SATISFIED WITH IT. THE COMPANY WILL REFUND THE CONTRACT VALUE ON THE BUSINESS DAY DURING WHICH THE CONTRACT IS RECEIVED. UPON SUCH REFUND, THE CONTRACT SHALL BE VOID.

For Individual Retirement Annuities, a refund of the Purchase Payment(s) may be required. Therefore, We reserve the right to allocate Your Purchase Payment(s) to the Cash Management Subaccount until the end of the Right To Examine period. Thereafter, allocations will be made as shown on the Contract Purchase Payment Allocation page.

                  THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY.

    /s/ CHRISTINE A. NIXON                          /s/ JAY S. WINTROB
--------------------------------            ------------------------------------
        Christine A. Nixon                              Jay S. Wintrob
       Assistant Secretary                                President


                              INDIVIDUAL FIXED AND
                            VARIABLE ANNUITY CONTRACT
                                Nonparticipating

                                TABLE OF CONTENTS

CONTRACT DATA PAGE...................................................     PAGE 3

PURCHASE PAYMENT ALLOCATION..........................................     PAGE 4

DEFINITIONS..........................................................     PAGE 5

PURCHASE PAYMENT PROVISIONS..........................................     PAGE 8

ACCUMULATION PROVISIONS..............................................     PAGE 8

CHARGES AND DEDUCTIONS...............................................     PAGE 9

TRANSFER PROVISION...................................................    PAGE 10

WITHDRAWAL PROVISION.................................................    PAGE 10

GENERAL PROVISIONS...................................................    PAGE 11

DEATH PROVISIONS.....................................................    PAGE 13

ANNUITY PROVISIONS...................................................    PAGE 15

ANNUITY PAYMENT OPTIONS .............................................    PAGE 17

FIXED ANNUITY PAYMENT OPTIONS TABLE..................................    PAGE 18

VARIABLE ANNUITY PAYMENT OPTIONS TABLE...............................    PAGE 21

                               CONTRACT DATA PAGE

CONTRACT NUMBER:                                  ANNUITY SERVICE CENTER:
          P9999999999                             P. O. BOX 54299
                                                  LOS ANGELES, CA 90054-0299

OWNER:                                            AGE AT ISSUE:
          JOHN DOE                                         35

ANNUITANT:                                        INITIAL PURCHASE PAYMENT:
          JOHN DOE                                         $10,000.00

SPECIFIED ANNUITY DATE:                           CONTRACT DATE:
          June 7, 2031                                     June 7, 2001

LATEST ANNUITY DATE:                              MINIMUM GUARANTEE RATE FOR
          June 7, 2061                            FIXED ACCOUNT OPTIONS:
                                                           3.0%

BENEFICIARY:                                      MORTALITY RISK CHARGE:
          As named by You                                  [0.90%]

EXPENSE RISK CHARGE:                              DISTRIBUTION EXPENSE CHARGE:
          [0.35%]                                          [0.15%]

SEPARATE ACCOUNT:
          [Variable Annuity Account Five]

OPTIONAL ELECTIONS                                OPTIONAL ELECTION CHARGES:
OPTIONAL DEATH BENEFIT ELECTED:                            0.20%
          [Purchase Payment Accumulation]


                                  FOR INQUIRIES
                              [CALL 1-800-445-7862]

                           PURCHASE PAYMENT ALLOCATION

                                   Subaccounts

80.00%       Growth Strategy
 0.00%       Moderate Growth Strategy
 0.00%       Balanced Growth Strategy
 0.00%       Conservative Growth Strategy
 0.00%       Large Cap Growth Portfolio
 0.00%       Large Cap Composite Portfolio
 0.00%       Large Cap Value Portfolio
 0.00%       Mid Cap Growth Portfolio
 0.00%       Mid Cap Value Portfolio
 0.00%       Small Cap Portfolio
 0.00%       International Equity Portfolio
 0.00%       Diversified Fixed Income Portfolio
 0.00%       Cash Management Portfolio
 0.00%       Focus Growth Portfolio
 0.00%       Focus Growth and Income Portfolio
 0.00%       Focus Value Portfolio
 0.00%       Focus TechNet Portfolio
 0.00%       Strategic Growth Portfolio
 0.00%       Conservative Growth Portfolio
 0.00%       Balanced  Portfolio
 0.00%       Conservative Balanced Portfolio
 0.00%       Flexible Income Portfolio
 0.00%       Short Term Income Fund
 0.00%       Government Securities Fund
 0.00%       Income Fund Fund
 0.00%       Money Market Fund
 0.00%       Equity Income Fund
 0.00%       Growth & Income Fund
 0.00%       Growth Fund of the Northwest
 0.00%       Growth Fund
 0.00%       Mid Cap Stock Fund
 0.00%       Small Cap Stock Fund
 0.00%       International Growth Fund

                              Fixed Account Options

                       Guarantee                             Initial
                        Period                            Interest Rate
                       ---------                          -------------
   20.00%        1-Year Fixed                                  3.00%
   0.00%         1-Year DCA Fixed
   0.00%         6-Month DCA Fixed

                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Contract. These terms are capitalized when used in the Contract. Other capitalized terms in the Contract refer to the captioned paragraph explaining that particular concept in the Contract.

ACCUMULATION UNIT

A unit of measurement used to compute the Contract Value in a Subaccount prior to the Annuity Date.

AGE

Age as of last birthday.

ANNUITANT

The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the annuity benefits under the Contract. If the Contract is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin payments to the Payee. This Contract cannot have Joint Annuitants if it is issued in connection with a tax-qualified retirement plan.

ANNUITY SERVICE CENTER

As specified on the Contract Data Page.

ANNUITY DATE

The date on which annuity payments ("income payments") to the Payee begin. This date cannot be later than the Latest Annuity Date.

ANNUITY UNIT

A unit of measurement used to compute annuity payments from the Subaccounts.

BENEFICIARY

The Beneficiary is as named by You unless later changed by You in a written request to Us at Our Annuity Service Center.

CONTRACT DATE

The date Your Contract is issued, as shown on the Contract Data Page. It is the date from which Contract Years and anniversaries are measured.

CONTRACT VALUE

The sum of: (1) Your share of the Subaccounts' Accumulation Unit values and (2) the value of amounts allocated to the Fixed Account Options.

CONTRACT YEAR

One year starting from the Contract Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar years.

CONTINUATION DATE

The Date on which We receive, at Our Annuity Service Center: (a) the Spousal Beneficiary's written request to continue the Contract inforce, and (b) Due Proof of Death of the Owner. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

CURRENT INTEREST RATE

The rates of interest declared by Us applicable to allocations of Subsequent Purchase Payments to the Fixed Account Options. The Current Interest Rate will not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

DOLLAR COST AVERAGING PROGRAM (DCA)

An optional program under which You authorize the automatic transfer of specified amounts or percentages from the DCA Fixed Account Option(s), the 1-Year Fixed Account Option or any Subaccount(s) into any Subaccount(s) other than the source account. Any portion of a Purchase Payment allocated to the DCA Fixed Account Option(s) must be transferred out within the specified DCA Fixed Account Option Period. Upon termination of a DCA Program or annuitization, any amounts remaining in the DCA Fixed Account Options will be transferred to the 1-Year Fixed Account Option. The unit values credited and applied to Your Contract are determined on each date of transfer.

FIXED ACCOUNT OPTIONS

The investment options under this Contract that are credited with a fixed rate of interest declared by the Company. All amounts allocated to the Fixed Account Options become part of the Company's general asset account. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The Fixed Account Options for this Contract are shown on page 4.

FIXED ANNUITY

A series of periodic annuity payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account.

GUARANTEE PERIOD

The period for which either the Initial Interest Rate, the Current Interest Rate or the Renewal Interest Rate is credited to the amounts allocated to the Fixed Account Options.

INITIAL INTEREST RATE

The rate(s) of interest credited to any portion of the Initial Purchase Payment allocated to the Fixed Account Option(s), as described in the Accumulation Provisions section. The Initial Interest Rate(s) for this Contract is/are listed on page 4. The Initial Interest Rate may not be less than the Minimum Guaranteed Rate as shown on the Contract Data Page.

IRC

The Internal Revenue Code of 1986 or as it may be amended or superseded.

JOINT OWNER

If Joint Owners are named, they must be spouses. Each Joint Owner has an equal ownership interest in the Contract unless We are advised otherwise in writing.

NYSE

New York Stock Exchange

OWNER

The person or entity named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract. Owner means both Joint Owners if applicable.

PAYEE

The person receiving payment of annuity benefits under this Contract.

PURCHASE PAYMENTS

Payments in U.S. currency made by or on behalf of the Owner to the Company for the Contract.

RENEWAL INTEREST RATE

The rate(s) of interest declared by Us applicable to transfers from the Subaccounts and/or Fixed Account Option(s) into the 1-Year Fixed Account Option and to amounts previously allocated to the 1-Year Fixed Account Option wherein the Guarantee Period has expired. The Renewal Interest Rate may not be less than the Minimum Guaranteed Rate as shown on the Contract Data Page.

SEPARATE ACCOUNT

The segregated asset account named on the Contract Data Page. The Separate Account consists of several Subaccounts each investing in shares of the Underlying Fund(s) of the trust(s). The assets of the Separate Account are not commingled with the general assets and liabilities of the Company. Each Subaccount is not chargeable with liabilities arising out of any other Subaccount. The value of amounts allocated to the Subaccounts of the Separate Account is not guaranteed.

SPECIFIED ANNUITY DATE

The anticipated Annuity Date specified by You as shown on Contract Data page 3. This date may be changed by You in writing prior to the Annuity Date, but in no event can it be later than the Latest Annuity Date. If this date is not specified, it will be the Latest Annuity Date.

SPOUSAL BENEFICIARY

The deceased Owner's surviving spouse who is designated as the primary Beneficiary and may continue the Contract as the Owner on the Continuation Date.

SUBACCOUNT

One or more divisions of the Separate Account, which provides for the variable investment options available under this Contract. Each Subaccount has its own investment objective and is invested in the Underlying Funds of the trusts. A Subaccount is not chargeable with liabilities arising out of any other Subaccount. The available Subaccounts are shown on page 4. Additional Subaccounts may become available in the future.

SUBSEQUENT PURCHASE PAYMENTS

Purchase Payments made subsequent to the Initial Purchase Payment.

UNDERLYING FUND

The variable investment options in which the corresponding Subaccount(s) invest.

VARIABLE ANNUITY

A series of periodic annuity payments, which vary in amount according to the investment experience of one or more Subaccounts, as selected by You.

WE, OUR, US, THE COMPANY

Anchor National Life Insurance Company.

YOU, YOUR

The Owner.

                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

Purchase Payments are flexible. This means that, subject to Company declared minimums and maximums, You may change the amounts, frequency and/or timing of Purchase Payments. Purchase Payments will be allocated to the Fixed Account Options and/or one or more Subaccounts in accordance with instructions from You. We reserve the right to specify the minimum Purchase Payment that may be allocated to a Subaccount or a Fixed Account Option under the Contract.

SUBSTITUTION OF INVESTMENT PORTFOLIOS

If: (a) the shares of the underlying investment portfolios in which the Subaccounts invest should no longer be available for investment by the Separate Account; or (b) in the judgment of the Board of Trustees further investment in the shares of an investment portfolio is no longer appropriate in view of the purpose of the Contract, then We may substitute shares of another underlying investment series, for shares already purchased, or to be purchased in the future by Purchase Payments under the Contract. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under such requirements as it may impose.

                             ACCUMULATION PROVISIONS

SEPARATE ACCOUNT ACCUMULATION VALUE

The Separate Account Accumulation Value under the Contract shall be the sum of the values of the Accumulation Units held in the Subaccounts for the Owner.

NUMBER OF ACCUMULATION UNITS

Your Contract is credited with Accumulation Units of the Separate Account when amounts are allocated to the Subaccounts. For that portion of each Purchase Payment and/or transfer amount allocated to a Subaccount, the number of Accumulation Units credited is equal to the sum of each Purchase Payment and/or transfer amount allocated to that Subaccount, reduced by premium taxes, if any:

Divided by

The Accumulation Unit value for that Subaccount for the NYSE business day on which the Purchase Payment or transfer amount is allocated.

The number of Accumulation Units will be reduced for withdrawals of Contract Value, annuitizations and amounts transferred out of a Subaccount. Reductions will be made as of the end of the NYSE business day in which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)

The AUV of a Subaccount for any NYSE business day is calculated by subtracting
(2) from (1) and dividing the result by (3) where:

(1) is the total value at the end of the given NYSE business day of the assets attributable to the Accumulation Units of the Subaccount minus the total liabilities;

(2) is the cumulative unpaid charge for assumption of Expense Risk, Distribution Expense and Mortality Risk charges (See CHARGES AND DEDUCTIONS);

(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE

Under a Contract, the Fixed Account Accumulation Value shall be the sum of all monies allocated or transferred to the Fixed Account Option(s), reduced by any applicable premium taxes, plus all interest credited on the Fixed Account Option(s) during the period that the Contract has been in effect. This amount shall be adjusted for withdrawals, annuitizations and transfers. The Fixed Account Accumulation Value shall not be less than the minimum values required by law in the state where this Contract is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING

Any amounts allocated to the Fixed Account Options from the Initial Purchase Payment will earn interest at the Initial Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Subsequent Purchase Payments, if any, allocated to the Fixed Account Option(s) will earn interest at the Current Interest Rate for the Fixed Account Option(s) selected for the specified Fixed Account Option period.

Amounts transferred or renewing in the 1-Year Fixed Account Option will earn interest at the Renewal Interest Rate for that Fixed Account Option for a one-year Guarantee Period.

If You are participating in the DCA program, Purchase Payments may be allocated to a DCA Fixed Account Option, the 1-Year Fixed Account Option or a Subaccount. Upon termination of the DCA program or annuitization, any amounts remaining in the DCA Fixed Account Options will be automatically transferred to the 1-Year Fixed Account Option. Such amounts will earn interest at the Renewal Interest Rate for the 1-Year Fixed Account Option.

                             CHARGES AND DEDUCTIONS

We will deduct the following charges from the Contract:

EXPENSE RISK CHARGE

This charge, as shown on the Contract Data Page, on an annualized basis, equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Contract is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the expense risks under the Contract.

DISTRIBUTION EXPENSE CHARGE

This charge, as shown on the Contract Data Page, on an annualized basis, equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Contract is allocated. We subtract this charge daily. This charge is to compensate Us for distribution expenses associated with the Contract.

MORTALITY RISK CHARGE

This charge, as shown on the Contract Data Page, on an annualized basis, equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Contract is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the mortality risks under the Contract.

                               TRANSFER PROVISION

Prior to the Annuity Date, You may transfer all or part of Your Contract Value from any Subaccount to any of the Subaccounts or the 1-Year Fixed Account Option or from the 1-Year Fixed Account Option to any of the Subaccounts. We reserve the right to charge a fee for transfers if the number of transfers exceeds the limit specified by Us. The minimum amount that can be transferred and the amount that can remain in a Subaccount or a Fixed Account Option are subject to Company limits.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS BETWEEN SUBACCOUNTS

Prior to and after the Annuity Date, You may transfer all or a portion of Your Contract Value from one Subaccount to another Subaccount. Before the Annuity Date, a transfer will result in the redemption of Accumulation Units in a Subaccount and the purchase of Accumulation Units in the other Subaccount(s). After the Annuity Date, a transfer will result in the redemption of Annuity Units in a Subaccount and the purchase of Annuity Units in the other Subaccount(s). Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

TRANSFERS OF ACCUMULATION UNITS TO AND FROM THE FIXED ACCOUNT

Prior to the Annuity Date, You may transfer all or any part of Your Contract Value from the Subaccount(s) to the 1-Year Fixed Account Option or from the 1-Year Fixed Account Option to the Subaccount(s) of the Contract.

After the Annuity Date, transfers into or out of the 1-Year Fixed Account Option are not allowed.

                              WITHDRAWAL PROVISION

On or before the Annuity Date and while the Owner is living, You may withdraw all or part of Your Contract Value under this Contract by informing Us at Our Annuity Service Center. For a full withdrawal, this Contract must be returned to Our Annuity Service Center. The minimum amount that can be withdrawn and the amount remaining after withdrawal are subject to Company limits.

Without a written notice to the contrary, withdrawals will be deducted from the Contract Value in proportion to their allocation among the Fixed Account Options and the Subaccounts. Withdrawals will be based on values at the end of the NYSE business day in which the request for withdrawal and the Contract (in the case of a full withdrawal), are received at the Annuity Service Center. Unless the SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS section is in effect, payment of withdrawals will be made within seven calendar days.

                               GENERAL PROVISIONS

ENTIRE CONTRACT

The entire contract between You and Us consists of the Application Form as completed by You at the time of purchase, this Contract and any attached endorsement(s). An agent cannot change the terms or conditions of this Contract. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT

If the Owner is an individual, the Owner may change the Annuitant at any time prior to the Annuity Date. To make a change, the Owner must send a written notice to Us at least 30 days before the Annuity Date. If the Owner is not an individual, the Owner may not change the Annuitant.

DEATH OF ANNUITANT

If the Owner and Annuitant are different and the Annuitant dies before the Annuity Date, the Owner becomes the Annuitant until such time as the Owner elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant prior to the Annuity Date, the Owner may elect a new Joint Annuitant. However, if the Owner is a non-natural person, We will treat the death of any Annuitant as the death of the "primary Annuitant" and as the death of the Owner, see DEATH PROVISIONS.

MISSTATEMENT OF AGE OR SEX

If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the Fixed Annuity Payment Options, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Annuity Payment Options, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Subaccounts will be deducted from the next payment(s) due. Any underpayment from the Subaccounts will be paid in full with the next payment due.

PROOF OF AGE, SEX, OR SURVIVAL

The Company may require satisfactory proof of correct Age or sex at any time. If any payment under this Contract depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

DEFERMENT OF PAYMENTS

We may defer making payments from the Fixed Account Options for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS

We may suspend or postpone any payments from the Subaccounts if any of the following occur:

(a)   the NYSE is closed,

(b)   trading on the NYSE is restricted,

(c) an emergency exists such that it is not reasonably practical to dispose of or determine the value of the assets held in a Subaccount, or

(d) the Securities and Exchange Commission, by order, so permits for the protection of Owners.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

CONFORMITY WITH STATE LAWS

The provisions of this Contract will be interpreted by the laws of the state in which the Application Form was signed or such other state as is required by law. Any provision which, on the Contract Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW

If the laws governing this Contract or the taxation of benefits under the Contract change, We reserve the right to amend this Contract to comply with these changes.

ASSIGNMENT

You may assign this Contract before the Annuity Date, but We will not be bound by an assignment unless it is received by Us in writing. Your rights and those of any other person referred to in this Contract will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment.

CLAIMS OF CREDITORS

To the extent permitted by law, no rights or proceeds payable under this Contract will be subject to claims of creditors or legal process.

PREMIUM TAXES AND OTHER TAXES

The Company may deduct from Your Contract Value any premium tax and/or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE

Any notice We send to You will be sent to Your address shown in the Application Form unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, at the address specified on the Contract Data Page.

PERIODIC REPORTS

During each Contract Year, We will send You quarterly statements of the account activity of the Contract as well as confirmation reports after each financial transaction. The statement will include all transactions which have occurred during the quarterly accounting period shown on the statement.

INCONTESTABILITY

This Contract will be incontestable from the Contract Date.

NONPARTICIPATING

This Contract does not share in Our surplus.

                                DEATH PROVISIONS

Notwithstanding any provision of this Contract to the contrary, all payments of benefits under this Contract will be made in a manner that satisfies IRC Section 72(s), as amended from time to time. If the Contract is owned by a trust or other non-natural person, We will treat the death of the Annuitant as the death of the "primary Annuitant", as defined in IRC Section 72(s)(6), and as the death of any Owner.

DUE PROOF OF DEATH

Due Proof of Death means:

            1.    a certified copy of a death certificate; or

            2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

            3. a written statement by a medical doctor who attended the deceased Owner at the time of death; or

            4.    any other proof satisfactory to Us.

DEATH OF OWNER BEFORE THE ANNUITY DATE

We will pay a death benefit to the Beneficiary upon Our receiving: (a) due proof that the Owner died before the Annuity Date, and (b) an election form specifying the payment option. If no election form is received within 60 days of Our receipt of Due Proof of Death, the death benefit will be paid in accordance with payment option 1 below. Unless You have previously designated a payment option on behalf of the Beneficiary, the Beneficiary must select one of the following payment options:

1. Immediately collect the death benefit in a lump sum. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments and death; or

2. Collect the death benefit in the form of one of the Annuity Payment Options. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this death benefit option must commence within one year after the Owner's death, otherwise, the death benefit will be paid in accordance with death benefit option 1; or

3. If eligible, continue the Contract as a Spousal Beneficiary. On the Continuation Date, We will contribute to the Contract any amount by which the Death Benefit exceeds the Contract Value, calculated as of the Owner's date of death. This amount is not considered a Purchase Payment. If an amount is contributed on the Continuation Date, then upon death of the Spousal Beneficiary the subsequent death benefit will be calculated as if the Contract was issued to the Spousal Beneficiary on the Continuation Date. Otherwise, the death benefit payable upon death of the Spousal

      Beneficiary will be calculated as if the Contract was issued to the Spousal Beneficiary on the original Contract Date.

      The Spousal Beneficiary cannot change any death benefit option specified on the Contract Data Page. Upon the Spousal Beneficiary's death, the entire interest of the Contract must be distributed immediately under option 1 or 2 as provided under DEATH OF OWNER BEFORE THE ANNUITY DATE.

In any event, the entire interest in the Contract will be distributed within five years from the date of death of the Owner unless payment option 2 or 3 above as provided under DEATH OF OWNER BEFORE THE ANNUITY DATE.

AMOUNT OF DEATH BENEFIT

Before You attain age 75 the amount of the death benefit is equal to the greater of:

1. the Contract Value at the end of the NYSE business day during which We receive, at Our Annuity Service Center, due proof of the Owner's death and an election of the type of payment to be made; Or

2. Purchase Payments, reduced for partial withdrawals (including any charges applicable to such withdrawals), in the same proportion that the Contract Value was reduced on the date of any such withdrawals, compounded until the date of death at 3% interest, plus any Purchase Payments recorded after the date of death; and reduced for any partial withdrawals (including any charges applicable to such withdrawals), in the same proportion that the Contract Value was reduced on the date of any such withdrawals recorded after the date of death.

After You attain age 75, the death benefit will be the greater of:

1. the Contract Value at the end of the NYSE business day during which We receive, at Our Annuity Service Center, due proof of the Owner's death and an election of the type of payment to be made; Or

2. Purchase Payments reduced for partial withdrawals (including any charges applicable to such withdrawals), in the same proportion that the Contract Value was reduced on the date of any such withdrawals, compounded until the attainment of age 75 at 3% interest, plus any Purchase Payments recorded after the attainment of age 75; and reduced for any partial withdrawals (including any charges applicable to such withdrawals), in the same proportion that the Contract Value was reduced on the date of any such withdrawals recorded after the attainment of age 75.

DEATH OF OWNER OR ANNUITANT ON OR AFTER THE ANNUITY DATE

If the Owner or Annuitant dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, We will pay the remaining portion of the interest of the Contract as under the Annuity Payment Option being distributed on the date of death upon Our receipt of Due Proof of Death. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.

BENEFICIARY

The Beneficiary is selected by the Owner. While (a) the Owner is living; and (b) before the Annuity Date, the Owner may change the Beneficiary by written notice in a form satisfactory to Us. A change in Beneficiary will take effect on the date the notice of change was signed. Such change, however, will not apply to any payment or action taken by Us before the notice was received at Our Annuity Service Center. If two or more persons are named, (a) those surviving the Owner will share equally unless otherwise stated; and (b) the Beneficiaries must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF OWNER BEFORE THE ANNUITY DATE. If the Annuitant survives the Owner, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Owners, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Owner is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designated will be treated as a contingent Beneficiary.

If the Owner is also the Annuitant and there are no surviving Beneficiaries at the death of the Owner, the death benefit will be paid to the estate of the Owner in accordance with option 1, under DEATH OF OWNER BEFORE THE ANNUITY DATE.

                               ANNUITY PROVISIONS

ANNUITY DATE

The Owner specifies an anticipated Annuity Date (the date on which annuity payments are to begin). The date provided by the Owner to Us at the time of application is shown on Data Page 3 as the Specified Annuity Date. The Owner may change the Specified Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to the Company at Our Annuity Service Center. The Annuity Date must always be the first day of the calendar month and must be at least two years after the Contract Date, but not beyond the later of the Owner's 95th birthday or ten years after the Contract Date. If the Owner is a non-natural person, the latest annuity date is the later of the Annuitant's 95th birthday or ten years after the Contract Date. If no Annuity Date is specified, the Annuity Date will be the latest Annuity Date, as set by the Company.

PAYMENTS TO OWNER

Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

FIXED ANNUITY PAYMENTS

If a Fixed Annuity payment option has been elected, the proceeds payable under this Contract less any applicable premium taxes, shall be applied to the payment of the Fixed Annuity payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables in the Contract. In no event will the Fixed Annuity payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS

The amount of each Fixed Annuity payment will be determined by applying the portion of the Contract Value allocated to the Fixed Account Option less any applicable premium taxes to the annuity table applicable to the Fixed Annuity payment option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS

(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuity payment will be determined by applying the portion of the Contract Value allocated to the Subaccounts, less any applicable premium taxes, to the annuity table applicable to the Variable Annuity payment option chosen. If the Contract Value is allocated to more than one Subaccount, the value of Your interest in each Subaccount is applied separately to the Variable Annuity payment option table to determine the amount of the first annuity payment attributable to each Subaccount.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Subaccount is the amount of the first annuity payment attributable to that Subaccount divided by the value of the applicable Annuity Unit for that Subaccount as of the Annuity Date. The number will not change as a result of investment experience.

(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The value of an Annuity Unit may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Subaccount is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Subaccount for the last NYSE business day of the current month.

The Net Investment Factor for any Subaccount for a certain month is determined by dividing (1) by (2) where:

            (1) the Accumulation Unit Value of the Subaccount determined as of the last business day at the end of that month;

            (2) the Accumulation Unit Value of the Subaccount determined as of the last business day at the end of the preceding month.

The result is then multiplied by a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuity payment, payments will vary in amount according to the investment performance of the applicable Subaccount(s) to which Your Purchase Payments are allocated. The amount may change from month to month. The amount of each subsequent payment for each Subaccount is:

The number of Annuity Units for each Subaccount as determined for the first annuity payment

Multiplied by

The value of an Annuity Unit for that Subaccount at the end of the month immediately preceding the month in which payment is due.

We guarantee that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.

                             ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Contract to the Company at its Annuity Service Center, the Contract Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Contract Date, and prior to the Annuity Date, You can choose one of the options described below. If no option has been elected by the Annuity Date, You will automatically receive Option 4 below with 120 monthly payments guaranteed.

OPTIONS 1 & 1v - LIFE ANNUITY, LIFETIME MONTHLY PAYMENTS GUARANTEED

Payments payable to a Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2v - JOINT AND SURVIVOR LIFE ANNUITY

Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3v - JOINT AND SURVIVOR LIFE ANNUITY - 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments are payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, payments have been made for less than 120 or 240 monthly periods, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 4 & 4v - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 120 or 240 monthly periods, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 5 & 5v - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

Payments are payable to the Payee for any specified period of time of five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve-month periods. In the event of death of the Annuitant, any remaining annuity payments will be continued to the Beneficiary. If Variable Annuity Payments are elected under this Annuity Payment Option, any remaining guaranteed Variable Annuity payments may be redeemed for a discounted value determined by Us.

                       FIXED ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and a guaranteed interest rate of 3%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Fixed Annuity Payment Options Table does not include any applicable premium tax.

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000. (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                              OPTION 1                          OPTION 4                          OPTION 4
                                                              LIFE ANNUITY                      LIFE ANNUITY
                            LIFE ANNUITY               (W/120 PAYMENTS GUARANTEED)       (W/240 PAYMENTS GUARANTEED)
    AGE OF             ----------------------          --------------------------        ---------------------------
   ANNUITANT           MALE            FEMALE            MALE            FEMALE            MALE            FEMALE
   ---------           ----            ------          --------         ---------        -------           --------
      55               4.23             3.84             4.19             3.82             4.05             3.76
      56               4.32             3.91             4.27             3.88             4.11             3.81
      57               4.41             3.98             4.35             3.95             4.17             3.87
      58               4.51             4.05             4.44             4.02             4.24             3.93
      59               4.61             4.13             4.54             4.10             4.31             4.00
      60               4.72             4.22             4.64             4.18             4.37             4.06
      61               4.84             4.31             4.74             4.27             4.44             4.13
      62               4.96             4.40             4.85             4.36             4.51             4.20
      63               5.10             4.51             4.97             4.45             4.58             4.27
      64               5.24             4.62             5.10             4.55             4.65             4.35
      65               5.40             4.73             5.22             4.66             4.72             4.42
      66               5.56             4.86             5.36             4.78             4.79             4.50
      67               5.74             4.99             5.50             4.90             4.86             4.57
      68               5.93             5.14             5.65             5.02             4.92             4.65
      69               6.13             5.29             5.80             5.16             4.99             4.73
      70               6.35             5.46             5.96             5.30             5.05             4.80
      71               6.58             5.64             6.13             5.46             5.10             4.88
      72               6.82             5.84             6.29             5.62             5.16             4.95
      73               7.08             6.05             6.47             5.78             5.20             5.02
      74               7.36             6.28             6.64             5.96             5.25             5.08
      75               7.66             6.53             6.82             6.14             5.29             5.14
      76               7.98             6.80             7.00             6.33             5.33             5.19
      77               8.33             7.09             7.19             6.53             5.36             5.24
      78               8.69             7.41             7.37             6.73             5.39             5.29
      79               9.09             7.75             7.55             6.94             5.41             5.33
      80               9.51             8.11             7.73             7.14             5.43             5.36
      81               9.97             8.51             7.91             7.35             5.45             5.39
      82              10.45             8.94             8.08             7.55             5.47             5.42
      83              10.97             9.41             8.24             7.76             5.48             5.44
      84              11.52             9.92             8.40             7.95             5.49             5.46
      85              12.10            10.47             8.54             8.13             5.50             5.48

              OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

     AGE OF                                                AGE OF FEMALE ANNUITANT
      MALE                --------------------------------------------------------------------------------------
    ANNUITANT              55            60            65            70           75           80            85
    ---------             ----          ----          ----          ----         ----         ----          ----
        55                3.54          3.69          3.84          3.96         4.06         4.13          4.17
        60                3.63          3.83          4.04          4.23         4.39         4.52          4.60
        65                3.70          3.95          4.23          4.51         4.78         5.00          5.16
        70                3.75          4.04          4.39          4.78         5.18         5.56          5.85
        75                3.78          4.11          4.51          5.01         5.57         6.14          6.65
        80                3.81          4.15          4.60          5.18         5.89         6.70          7.52
        85                3.82          4.18          4.66          5.30         6.14         7.18          8.35

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

     AGE OF                                              AGE OF FEMALE ANNUITANT
      MALE                --------------------------------------------------------------------------------------
    ANNUITANT              55            60            65            70           75           80            85
    ---------             ----          ----          ----          ----         ----         ----          ----
        55                3.54          3.69          3.83          3.96         4.05         4.12          4.16
        60                3.63          3.83          4.03          4.22         4.38         4.50          4.57
        65                3.70          3.95          4.22          4.50         4.76         4.97          5.10
        70                3.75          4.04          4.38          4.76         5.15         5.48          5.72
        75                3.78          4.10          4.50          4.98         5.50         6.00          6.40
        80                3.80          4.14          4.58          5.13         5.78         6.46          7.04
        85                3.81          4.16          4.62          5.22         5.97         6.80          7.55

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

     AGE OF                                              AGE OF FEMALE ANNUITANT
      MALE                --------------------------------------------------------------------------------------
    ANNUITANT              55            60            65            70           75           80            85
    ---------             ----          ----          ----          ----         ----         ----          ----
        55                3.53          3.68          3.81          3.92         3.99         4.03          4.04
        60                3.62          3.81          4.00          4.16         4.27         4.34          4.37
        65                3.68          3.92          4.16          4.39         4.56         4.66          4.71
        70                3.72          3.99          4.29          4.58         4.81         4.96          5.03
        75                3.74          4.03          4.36          4.70         4.99         5.17          5.26
        80                3.75          4.05          4.40          4.77         5.09         5.30          5.40
        85                3.76          4.06          4.42          4.80         5.13         5.35          5.46

              OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD

      NUMBER            MONTHLY        NUMBER        MONTHLY       NUMBER       MONTHLY      NUMBER       MONTHLY
     OF YEARS           PAYMENT       OF YEARS       PAYMENT      OF YEARS      PAYMENT     OF YEARS      PAYMENT
     --------           -------       --------       -------      --------      -------     --------      -------
                                         10           9.61           17          6.23          24           4.84
                                         11           8.86           18          5.96          25           4.71
        5                17.91           12           8.24           19          5.73          26           4.59
        6                15.14           13           7.71           20          5.51          27           4.47
        7                13.16           14           7.26           21          5.32          28           4.37
        8                11.68           15           6.87           22          5.15          29           4.27
        9                10.53           16           6.53           23          4.99          30           4.18

                     VARIABLE ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and an effective annual Assumed Investment Rate of 3.5%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Variable Annuity Payment Options Table does not include any applicable premium tax.

            OPTIONS 1v& 4v - TABLE OF MONTHLY INSTALLMENTS PER $1,000 (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                                                            OPTION 4v                              OPTION 4v
                          OPTION 1v                        LIFE ANNUITY                           LIFE ANNUITY
                         LIFE ANNUITY                (W/120 PAYMENTS GUARANTEED)        (W/240 PAYMENTS GUARANTEED)
   AGE OF           -----------------------          ---------------------------        -------------------------
  ANNUITANT         MALE             FEMALE            MALE             FEMALE            MALE            FEMALE
  ---------         ----             ------          --------          ---------        -------          ---------
     55             4.53              4.13             4.48              4.11             4.33             4.05
     56             4.62              4.20             4.56              4.18             4.39             4.10
     57             4.71              4.27             4.64              4.24             4.45             4.16
     58             4.80              4.34             4.73              4.31             4.52             4.22
     59             4.90              4.42             4.82              4.39             4.58             4.28
     60             5.01              4.51             4.92              4.47             4.65             4.34
     61             5.13              4.60             5.03              4.55             4.71             4.41
     62             5.26              4.69             5.14              4.64             4.78             4.48
     63             5.39              4.80             5.25              4.74             4.85             4.55
     64             5.54              4.91             5.38              4.84             4.92             4.62
     65             5.69              5.02             5.51              4.94             4.99             4.69
     66             5.86              5.15             5.64              5.06             5.05             4.77
     67             6.03              5.28             5.78              5.18             5.12             4.84
     68             6.22              5.43             5.93              5.30             5.18             4.92
     69             6.43              5.58             6.08              5.44             5.24             4.99
     70             6.64              5.75             6.23              5.58             5.30             5.06
     71             6.87              5.93             6.40              5.73             5.36             5.14
     72             7.12              6.13             6.56              5.89             5.41             5.21
     73             7.38              6.34             6.73              6.06             5.46             5.27
     74             7.66              6.57             6.91              6.23             5.50             5.33
     75             7.96              6.82             7.09              6.41             5.54             5.39
     76             8.28              7.09             7.27              6.60             5.57             5.44
     77             8.63              7.38             7.45              6.79             5.61             5.49
     78             9.00              7.70             7.63              6.99             5.63             5.54
     79             9.40              8.04             7.81              7.19             5.66             5.58
     80             9.82              8.41             7.98              7.40             5.68             5.61
     81             10.28             8.81             8.16              7.60             5.70             5.64
     82             10.76             9.24             8.32              7.81             5.71             5.66
     83             11.28             9.71             8.48              8.00             5.72             5.69
     84             11.83            10.23             8.64              8.19             5.73             5.70
     85             12.42            10.78             8.78              8.38             5.74             5.72

              OPTION 2v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                       JOINT & 100% SURVIVOR LIFE ANNUITY

    AGE OF                                             AGE OF FEMALE ANNUITANT
     MALE             -----------------------------------------------------------------------------------------
   ANNUITANT           55             60             65           70            75            80            85
   ---------          ----           ----           ----         ----          ----          ----          ----
      55              3.83           3.98           4.12         4.24          4.34          4.42          4.46
      60              3.92           4.11           4.32         4.51          4.67          4.80          4.89
      65              3.99           4.23           4.50         4.79          5.05          5.28          5.44
      70              4.04           4.33           4.67         5.05          5.46          5.83          6.13
      75              4.07           4.39           4.79         5.28          5.84          6.41          6.93
      80              4.10           4.44           4.88         5.45          6.16          6.97          7.79
      85              4.11           4.47           4.94         5.57          6.41          7.45          8.61

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

    AGE OF                                             AGE OF FEMALE ANNUITANT
     MALE             -----------------------------------------------------------------------------------------
   ANNUITANT           55             60             65           70            75            80            85
   ---------          ----           ----           ----         ----          ----          ----          ----
      55              3.83           3.98           4.12         4.24          4.34          4.40          4.45
      60              3.92           4.11           4.31         4.50          4.66          4.78          4.86
      65              3.99           4.23           4.50         4.78          5.03          5.24          5.38
      70              4.04           4.32           4.66         5.03          5.41          5.75          5.99
      75              4.07           4.38           4.78         5.25          5.77          6.26          6.66
      80              4.09           4.43           4.86         5.40          6.05          6.72          7.29
      85              4.10           4.45           4.90         5.50          6.24          7.05          7.80

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

    AGE OF                                             AGE OF FEMALE ANNUITANT
     MALE             -----------------------------------------------------------------------------------------
   ANNUITANT           55             60             65           70            75            80            85
   ---------          ----           ----           ----         ----          ----          ----          ----
        55            3.82           3.97           4.10          4.20         4.27          4.31          4.33
        60            3.91           4.09           4.28          4.44         4.55          4.61          4.64
        65            3.97           4.20           4.44          4.66         4.83          4.93          4.97
        70            4.01           4.27           4.56          4.84         5.07          5.21          5.28
        75            4.03           4.31           4.64          4.97         5.25          5.42          5.51
        80            4.04           4.33           4.67          5.03         5.34          5.55          5.65
        85            4.05           4.34           4.69          5.06         5.38          5.60          5.70

              OPTION 5v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD

    NUMBER           MONTHLY        NUMBER        MONTHLY       NUMBER        MONTHLY       NUMBER        MONTHLY
   OF YEARS          PAYMENT       OF YEARS       PAYMENT      OF YEARS       PAYMENT      OF YEARS       PAYMENT
   --------          -------       --------       -------      --------       -------      --------       -------
                                      10            9.83          17           6.47           24           5.09
                                      11            9.09          18           6.20           25           4.96
       5              18.12           12            8.46          19           5.97           26           4.84
       6              15.35           13            7.94          20           5.75           27           4.73
       7              13.38           14            7.49          21           5.56           28           4.63
       8              11.90           15            7.10          22           5.39           29           4.53
       9              10.75           16            6.76          23           5.24           30           4.45


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
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                  A STOCK COMPANY        LOS ANGELES, CALIFORNIA


                              INDIVIDUAL FIXED AND
                            VARIABLE ANNUITY CONTRACT
                                Nonparticipating


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